Exhibit (g)(2)

MASTER CUSTODIAN AGREEMENT

Dated as of

February 1, 2007

ARTICLE I

APPOINTMENT OF CUSTODIAN

ARTICLE II

POWERS AND DUTIES OF CUSTODIAN

2.1. Safekeeping	5
2.2. Manner of Holding Securities	6
2.3. Registered Name; Nominee	6
2.4. Purchases by the Fund	6
2.5. Exchanges of Securities	7
2.6. Sales of Securities	7
2.7. Depositary Receipts	7
2.8. Exercise of Rights; Tender Offers	8
2.9. Stock Dividends, Rights, Etc.	8
2.10. Options	8
2.11. Futures and Forward Contracts	8
2.12. Borrowings	9
2.13. Bank Accounts	9
2.14. Interest-Bearing Deposits	10
2.15. Foreign Exchange Transactions	10
2.16. Securities Loans	11
2.17. Collections	11
2.18. Dividends, Distributions and
Redemptions	11
2.19. Proxies; Communications Relating to
Portfolio Securities	12
2.20. Bills	12
2.21. Nondiscretionary Details	12
2.22. Deposit of Fund Assets in Securities
Systems	12
2.23. Other Transfers	13
2.24. Establishment of Segregated Accounts	13
2.25. Custodian Advances	14

ARTICLE III

PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS

AND RELATED MATTERS

3.1. Proper Instructions and Special
Instructions	15
3.2. Authorized Persons	16
3.3	Persons Having Access to Assets of the Fund	16
3.4. Actions of Custodian Based on Proper
Instructions and Special Instructions	16

ARTICLE IV

SUBCUSTODIANS

4.1. Domestic Subcustodians	16
4.2. Foreign Subcustodians and Interim
Subcustodians	17
4.3. Termination of a Subcustodian	18
4.4. Agents	18

ARTICLE V

STANDARD OF CARE; INDEMNIFICATION

5.1. Standard of Care	18
5.2. Liability of Custodian for Actions of
Other Persons	20
5.3. Indemnification	21
5.4. Investment Limitations	22
5.5. Fund's Right to Proceed	22

ARTICLE VI

RECORDS

6.1. Preparation of Reports	22
6.2. Custodian's Books and Records	22
6.3. Opinion of Fund's Independent Certified
Public Accountants	23
6.4. Reports of Custodian's Independent
Certified Public Accountants	23
6.5. Information Regarding Foreign
Subcustodians and Foreign Depositories	23

ARTICLE VII

CUSTODIAN FEES	24

ARTICLE VIII

TERMINATION	24

ARTICLE IX

MISCELLANEOUS

9.1. Execution of Documents	25
9.2. Entire Agreement	25
9.3. Waivers and Amendments	25
9.4. Captions	25
9.5. Governing Law	25
9.6. Notices	25
9.7. Successors and Assigns	25
9.8. Counterparts	25
9.9. Representative Capacity; Nonrecourse
Obligations	26
9.10 The Parties
9.11 Compliance Policies and Procedures	26

Appendix A	List of Funds	28

Appendix B	Procedures Relating to Custodian's Security Interest	29

Appendix C	Subcustodians, Foreign Countries, and Foreign Depositories	36

Appendix D	List of Countries in relation to Section 5.2(a)	37

CUSTODIAN AGREEMENT dated as of February 1, 2007, between each registered investment company identified on Appendix A, as may be amended from time to time (each registered investment company made subject to this Agreement referred to as the "Fund", each of which is a Massachusetts business trust or a Maryland corporation), and Brown Brothers Harriman & Co. (the "Custodian"), a New York limited partnership. Each Fund is entering into this Agreement on behalf of each of its series existing as of the date hereof. The Custodian shall treat the assets of each series as a separate Fund hereunder, and any reference to "Fund" shall refer to a series of the Fund as the context shall require. In the event the Fund establishes one or more additional series after the date hereof, with respect to which the Fund desires to have the Custodian render services as Custodian hereunder, the Fund shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series shall become a Fund or Funds hereunder.

In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

APPOINTMENT OF CUSTODIAN

The Fund hereby employs and appoints the Custodian as a custodian for the term of and subject to the provisions of this Agreement. The Fund agrees to deliver to the Custodian all securities, cash and other assets owned by it (excluding assets held elsewhere pursuant to Rule 17f-6 of the 1940 Act and certain other accounts and/or arrangements), and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of the Fund as may be issued or sold from time to time.

The Custodian shall not be under any duty or obligation to require the Fund to deliver to it any securities, cash or other assets owned by the Fund and, except as explicitly set forth in this Agreement, shall have no responsibility or liability for or on account of securities, cash or other assets not delivered to and/or maintained with the Custodian (including without limitation, such securities, cash or other assets (i) held elsewhere but reflected to the Custodian in periodic statements representing ownership of uncertified shares, or (ii) that have been properly delivered out to third parties pursuant to the Fund’s Proper Instructions (as defined below)). The Fund will deposit with the Custodian copies of the Agreement and Declaration of Trust or the Articles of Incorporation, as applicable, and the Bylaws (or comparable documents) of the Fund and all amendments thereto, and copies of such votes and other proceedings of the Fund as may reasonably be requested by the Custodian in the performance of its duties.

ARTICLE II

POWERS AND DUTIES OF CUSTODIAN

The Custodian shall have and perform, or cause to be performed in accordance with this Agreement, the powers and duties set forth in this Article II. Pursuant to and in accordance with Article IV, the Custodian may appoint one or more Subcustodians (as that term is defined in Article IV) to exercise the powers and perform the duties of the Custodian set forth in this Article II and, except as the context shall otherwise require, references to the Custodian in this Article II shall include any Subcustodian so appointed.

2.1. Safekeeping. The Custodian shall keep safely the cash, securities and other assets of the Fund that have been delivered to the Custodian and from time to time shall accept delivery of cash, securities and other assets for safekeeping.

2.2. Manner of Holding Securities. (a) The Custodian shall hold securities of the Fund (i) by physical possession of the share certificates or other instruments (including periodic statements representing ownership of uncertified shares of investment companies) representing such securities in registered or bearer form, or the broker's receipts or confirmations for forward contracts, futures contracts, options and similar contracts and securities, or (ii) in book-entry form by a Securities System (as that term is defined in section 2.22) or (iii) by a Foreign Depository (as that term is defined in section 4.2(a)).

(b) The Custodian shall identify securities and other assets held by it hereunder as being held for the account of the Fund and shall require each Subcustodian to identify securities and other assets held by such Subcustodian as being held for the account of the Custodian for the Fund (or, if authorized by Special Instructions (as that term is defined in Section 3.1(b)), for customers of the Custodian) or for the account of another Subcustodian for the Fund (or, if authorized by Special Instructions, for customers of such Subcustodian); provided that if assets are held for the account of the Custodian or a Subcustodian for customers of the Custodian or such Subcustodian, the records of the Custodian shall at all times indicate the Fund and other customers of the Custodian for which such assets are held in such account and their respective interests therein.

2.3. Registered Name; Nominee. (a) The Custodian shall hold registered securities and other assets of the Fund (i) in the name of the Custodian (including any Subcustodian), the Fund, a Securities System, a Foreign Depository or any nominee of any such person or (ii) in street certificate form, so-called, and in any case with or without any indication of fiduciary capacity, provided that such securities and other assets of the Fund are held in an account of the Custodian containing only assets of the Fund or only assets held as fiduciary or custodian for customers.

(b) Except with respect to securities or other assets which under local custom and practice generally accepted by Institutional Clients (as that term is defined in Section 2.4) are held in the investor's name, the Custodian shall not hold registered securities or other assets in the name of the Fund, and shall require each Subcustodian not to hold registered securities or other assets in the name of the Fund, unless the Custodian or such Subcustodian promptly notifies the Fund that such registered securities are being held in the Fund's name and causes the Securities System, Foreign Depository, issuer or other relevant person to direct all correspondence and payments to the address of the Custodian or such Subcustodian, as the case may be.

2.4. Purchases by the Fund. Upon receipt of Proper Instructions (as that term is defined in section 3.1(a)) and insofar as funds are available for the purpose (or as funds are otherwise provided by the Custodian at its discretion pursuant to section 2.25), the Custodian shall pay for and receive securities or other assets purchased for the account of the Fund, payment being made only upon receipt of the securities or other assets (a) by the Custodian, or (b) by credit to an account which the Custodian may have with a Securities System, clearing corporation of a national securities exchange, Foreign Depository or other financial institution approved by the Fund (in accordance with the rules of such Securities System, clearing corporation of a national securities exchange, Foreign Depository or other financial institution), or (c) otherwise in accordance with Proper Instructions or the terms of the instrument representing such securities or other assets. Notwithstanding the foregoing, upon receipt of Proper Instructions: (i) in the case of repurchase agreements entered into by the Fund in a transaction involving a Securities System or a Foreign Depository, the Custodian may release funds to the Securities System or Foreign Depository prior to the receipt of advice from the Securities System or Foreign Depository that the securities underlying such repurchase agreement have been transferred by book-entry into the Account (as that term is defined in section 2.22) of the Custodian maintained with such Securities System or similar account with a Foreign Depository, provided that the instructions of the Custodian to the Securities System or Foreign Depository require that the Securities System or Foreign Depository, as the case may be, may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into the Account, (ii) in the case of futures and forward contracts, options and similar securities, foreign currency purchased from third parties, time deposits, foreign currency call account deposits, and other bank deposits, and transactions pursuant to sections 2.10, 2.11, 2.13, 2.14 and 2.15, the Custodian may make payment therefor prior to delivery of the contract, currency, option or security without receiving an instrument evidencing said contract, currency, option, security or deposit, and (iii) in the case of the purchase of securities or other assets the settlement of which occurs outside the United States of America, the Custodian may make payment therefor and receive delivery thereof in accordance with local custom and practice generally accepted by Institutional Clients (as defined below) in the country in which settlement occurs, provided that in every case the Custodian shall be subject to the standard of care set forth in Article V and to any Special Instructions given in accordance with section 3.1(b). Except in the cases provided for in the immediately preceding sentence, in any case where payment for purchase of securities or other assets for the account of the Fund is made by the Custodian in advance of receipt of the securities or other assets so purchased in the absence of Proper Instructions to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities or other assets to the same extent as if the securities or other assets had been received by the Custodian. For purposes of this Agreement, "Institutional Clients" means U.S. registered investment companies, or major, U.S.-based commercial banks, insurance companies, pension funds or substantially similar domestic or foreign financial institutions which, as a substantial part of their business operations, purchase or sell securities and make use of custodial services.

2.5. Exchanges of Securities. Upon receipt of Proper Instructions, the Custodian shall exchange securities held by it for the account of the Fund for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without Proper Instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name or nominee name as permitted in section 2.3, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued are to be delivered to the Custodian.

2.6. Sales of Securities. Upon receipt of Proper Instructions, the Custodian shall make delivery of securities or other assets which have been sold for the account of the Fund, but only against payment therefor (a) in cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, or (b) by credit to the account of the Custodian with a Securities System, clearing corporation of a national securities exchange, Foreign Depository or other financial institution approved by the Fund by Proper Instructions (in accordance with the rules of such Securities System, clearing corporation of a national securities exchange, Foreign Depository or other financial institution), or (c) otherwise in accordance with Proper Instructions or the terms of the instrument representing such securities or other assets. However, (i) in the case of delivery of physical certificates or instruments representing securities, the Custodian may make delivery to the broker acting as agent for the buyer of the securities, against receipt therefor, for examination in accordance with "street delivery" custom, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent and (ii) in the case of the sale of securities or other assets the settlement of which occurs outside the United States of America, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the country in which settlement occurs, provided that in every case the Custodian shall be subject to the standard of care set forth in Article V and to any Special Instructions given in accordance with section 3.1(b). Except in the cases provided for in the immediately preceding sentence, in any case where delivery of securities or other assets for the account of the Fund is made by the Custodian in advance of receipt of payment for the securities or other assets so sold in the absence of Proper Instructions to so deliver in advance, the Custodian shall be absolutely liable to the Fund for such payment to the same extent as if such payment had been received by the Custodian.

2.7. Depositary Receipts. Upon receipt of Proper Instructions, the Custodian shall surrender securities to the depositary used by an issuer of American Depositary Receipts, European Depositary Receipts, Global Depositary Receipts, International Depositary Receipts and other types of Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such securities in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian in Boston, Massachusetts, or at such other place as the Custodian may from time to time designate.

Upon receipt of Proper Instructions, the Custodian shall surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such ADRs to the Custodian.

2.8. Exercise of Rights; Tender Offers. Upon receipt of Proper Instructions, the Custodian shall (a) deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, futures contracts, options, rights or similar securities for the purpose of being exercised or sold, provided that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian, and (b) deposit securities upon invitations for tenders of securities, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary by Proper Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of security ownership of which the Custodian receives notice or otherwise becomes aware, and shall promptly notify the Fund of any such action in writing by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.

2.9. Stock Dividends, Rights, Etc. The Custodian shall receive and collect all stock dividends, rights and other items of like nature and shall deal with the same as it would other deposited assets or as directed in Proper Instructions.

2.10. Options and Swaps. Upon receipt of Proper Instructions or instructions from a third party properly given under any Procedural Agreement (as defined below), the Custodian shall (a) receive and retain confirmations or other documents (to the extent confirmations or other documents are provided to the Custodian) evidencing the purchase, sale or writing of an option or swap of any type on or in respect of a security, securities index, currency or similar form of property by the Fund; (b) deposit and maintain in a segregated account, either physically or by book-entry in a Securities System or Foreign Depository or with a broker, dealer or other party designated by the Fund, securities, cash or other assets in connection with options transactions or swap agreements entered into by the Fund; (c) transfer securities, cash or other assets to a Securities System, Foreign Depository, broker, dealer or other party or organization, as margin (including variation margin) or other security for the Fund's obligations in respect of an option or swap; and (d) pay, release and/or transfer such securities, cash or other assets only in accordance with a notice or other communication evidencing the expiration, termination, exercise of any such option or default under any such option or swap furnished by The Options Clearing Corporation, the securities or options exchange on which such option is traded, or such other organization, party, broker or dealer as may be responsible for handling such options or swap transactions or have authority to give such notice or communication under a Procedural Agreement. Subject to the standard of care set forth in Article V (and to its safekeeping duties set forth in section 2.1), the Custodian shall not be responsible for the sufficiency of assets held in any segregated account established and maintained in accordance with Proper Instructions or instructions from a third party properly given under any Procedural Agreement or for the performance by the Fund or any third party of its obligations under any Procedural Agreement. For purposes of this Agreement, a "Procedural Agreement" is a procedural agreement relating to options, swaps (including caps, floors and similar arrangements), futures contracts, forward contracts or borrowings by the Fund to which the Fund, the Custodian and a third party are parties.

2.11. Futures and Forward Contracts. Upon receipt of Proper Instructions or instructions from a third party properly given under any Procedural Agreement, the Custodian shall (a) receive and retain confirmations or other documents (to the extent confirmations or other documents are provided to the Custodian) evidencing the purchase or sale of a futures contract or an option on a futures contract by the Fund or the entry into a forward contract by the Fund; (b) deposit and maintain in a segregated account, either physically or by book entry in a Securities System or Foreign Depository, for the benefit of any futures commission merchant, or pay to such futures commission merchant, securities, cash or other assets designated by the Fund as initial, maintenance or variation "margin" deposits intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written, purchased or sold by the Fund or any forward contracts entered into, in accordance with the provisions of any Procedural Agreement designed to comply with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations on which such contracts or options are traded; and (c) pay, release and/or transfer securities, cash or other assets into or out of such margin accounts only in accordance with any such agreements or rules. Subject to the standard of care set forth in Article V (and to its safekeeping duties set forth in Section 2.1), the Custodian shall not be responsible for the sufficiency of assets held in any such margin account established and maintained in accordance with Proper Instructions or instructions from a third party properly given under any Procedural Agreement or for the performance by the Fund or any third party of its obligations under any Procedural Agreement.

2.12. Borrowings. Upon receipt of Proper Instructions or instructions from a third party properly given under any Procedural Agreement, the Custodian shall deliver securities of the Fund to lenders or their agents, or otherwise establish a segregated account as agreed to by the Fund and the Custodian, as collateral for borrowings effected by the Fund, provided that if such collateral is held in book-entry form by a Securities System or Foreign Depository, such collateral may be transferred by book-entry to such lender or its agent. Where applicable, the Custodian shall notify the Fund of any action taken pursuant to Section 2.12 hereof in accordance with the terms of the Procedural Agreement.

2.13. Bank Accounts. The Custodian shall open and operate one or more accounts in the name of the Fund on the Custodian's books subject only to draft or order by the Custodian pursuant to the terms of this Agreement. All funds received by the Custodian from or for the account of the Fund shall be deposited in said account(s). The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

Upon receipt of Proper Instructions, the Custodian may open and operate additional accounts in such other banks or trust companies, including any Subcustodian, as may be designated by the Fund in such instructions (any such bank or trust company other than the Custodian so designated by the Fund being referred to hereafter as a "Banking Institution"), provided that any such account shall be in the name of the Custodian for the account of the Fund (or, if authorized by Special Instructions, for the account of the Custodian's customers generally) and subject only to the Custodian's draft or order pursuant to the terms of this Agreement; provided that if assets are held in such an account for the account of the Custodian's customers generally, the records of the Custodian shall at all times indicate the Fund and other customers for which such assets are held in such account and their respective interests therein. Such accounts may be opened with Banking Institutions in the United States and in other countries and may be denominated in U.S. Dollars or such other currencies as the Fund may determine. Such deposits shall be obligations of such Banking Institutions and shall be treated as an investment of the Fund. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts, but shall not be liable for their repayment in the event such Banking Institution, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment.

In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of the Funds, and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payment) or other administrative purposes (each an "Account"). Each such Account shall be subject to the terms and conditions of this Agreement and each Fund shall be liable for the satisfaction of its own obligations in connection with each Account.

2.14. Interest-Bearing Deposits. The Custodian shall place interest-bearing fixed term and call deposits with such banks and in such amounts as the Fund may authorize pursuant to Proper Instructions. Such deposits may be placed with the Custodian or with Subcustodians or other Banking Institutions as the Fund may determine. Deposits may be denominated in U.S. Dollars or other currencies, as the Fund may determine, and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian shall include in its records with respect to the assets of the Fund, appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution and all other appropriate details, and shall retain such forms of advice or receipt evidencing such deposits as may be forwarded to the Custodian by the Banking Institution in question. The responsibility of the Custodian for such deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit. With respect to interest-bearing deposits other than those accepted on the Custodian's books, the Custodian shall be responsible for the collection of income as set forth in section 2.17. Such deposits shall be obligations of such banks and shall be treated as an investment of the Fund. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts, but shall not be liable for their repayment in the event such bank, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment, provided the Custodian has performed its duties under section 2.17. In such event, the Custodian shall make a reasonable effort to provide the Fund with such records and information and to render such assistance as may be necessary to enable the Fund to take any mitigating steps. Upon receipt of Proper Instructions, the Custodian shall take such reasonable steps as the Fund deems necessary or appropriate to cause such deposits to be insured to the maximum extent possible by the Federal Deposit Insurance Corporation and any other applicable deposit insurers.

2.14(a) Currency and Related Risks. Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which such any such deposit accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event; provided, however, that nothing in this Section 2.14(a) shall affect the Custodian’s standard of care set forth in Section 5.1. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Article V of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Fund shall be for the account of the Fund.

2.15. Foreign Exchange Transactions. (a) Upon receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund with such currency brokers or Banking Institutions as the Fund may direct pursuant to Proper Instructions. The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements received by the Custodian evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in section 6.2. In connection with such transactions, upon receipt of Proper Instructions, the Custodian shall be authorized to make free outgoing payments of cash in the form of U.S. Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or that the option has been delivered or received. The Custodian shall have no authority to select third party foreign exchange dealers and, so long as the Custodian exercises reasonable care and diligence in executing Proper Instructions, shall have no responsibility for the failure of any such dealer to settle any such contract or option in accordance with its terms. The Fund shall reimburse the Custodian for any interest charges or reasonable out-of-pocket expenses incurred by the Custodian resulting from the failure or delay of third party foreign exchange dealers to deliver foreign exchange contracts or options, other than interest charges and expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

(b) The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to the Fund its services as principal in foreign exchange transactions, upon receipt of Proper Instructions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Fund with the Custodian as principal. The responsibility of the Custodian with respect to foreign exchange contracts and options executed with the Custodian as principal shall be that of a U.S. bank with respect to a similar contract or option.

2.16. Securities Loans. Upon receipt of Proper Instructions, the Custodian shall deliver securities of the Fund, in connection with loans of securities by the Fund, to the borrower thereof in accordance with the terms of a written securities lending agreement to which the Fund is a party or which is otherwise approved by the Fund.

2.17. Collections. The Custodian shall promptly collect, receive and deposit in the Account or Accounts referred to in section 2.13 all income, payments of principal and other payments with respect to the securities and other assets held thereunder, promptly endorse and deliver any instruments required to effect such collections and in connection therewith deliver the certificates or other instruments representing securities to the issuer thereof or its agent when securities are called, redeemed, retired or otherwise become payable; provided that the payment is to be made in such form and manner and at such time, which may be after delivery by the Custodian of the instrument representing the security, as is in accordance with the terms of the instrument representing the security, such Proper Instructions as the Custodian may receive, governmental regulations, the rules of the Securities System or Foreign Depository in which such security is held or, with respect to securities referred to in clause (iii) of the second sentence of section 2.4, in accordance with local custom and practice generally accepted by Institutional Clients in the market where payment or delivery occurs, but in all events subject to the standard of care set forth in Article V. The Custodian shall promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income or other payments with respect to securities or other assets of the Fund or in connection with transfer of securities or other assets. Pursuant to Proper Instructions, the Custodian shall take such other actions, which may involve an investment decision, as the Fund may request with respect to the collection or receipt of funds or the transfer of securities. Except in the cases provided for in the first sentence of this section, in any case where delivery of securities for the account of the Fund is made by the Custodian in advance of receipt of payment with respect to such securities in the absence of Proper Instructions to so deliver in advance, the Custodian shall be absolutely liable to the Fund for such payment to the same extent as if such payment had been received by the Custodian. The Custodian shall promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing if any amount payable with respect to securities or other assets of the Fund is not received by the Custodian when due.

2.18. Dividends, Distributions and Redemptions. Upon receipt of Proper Instructions, or upon receipt of instructions from the Fund's shareholder servicing agent or agent with comparable duties (the "Shareholder Servicing Agent") (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized by Proper Instructions), the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Shareholder Servicing Agent shall otherwise instruct (a) for the payment of dividends or other distributions to Fund shareholders or (b) for payment to the Fund shareholders who have delivered to such Shareholder Servicing Agent a request for repurchase or redemption of their shares of capital stock of the Fund.

2.19. Proxies; Communications Relating to Portfolio Securities. The Custodian shall, as promptly as is appropriate under the circumstances, deliver or mail to the Fund all forms of proxies and all notices of meetings and any other notices, announcements or information (including, without limitation, information relating to pendency of calls and maturities of securities and expirations of rights in connection therewith, notices of exercise of call and put options written by the Fund, and notices of the maturity of futures contracts (and options thereon) purchased or sold by the Fund) affecting or relating to securities owned by the Fund that are received by the Custodian. Upon receipt of Proper Instructions, the Custodian shall execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominees shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect to securities or other assets of the Fund (except as otherwise herein provided) unless ordered to do so by Proper Instructions.

The Custodian shall notify the Fund on or before ex-date (or if later within 24 hours after receipt by the Custodian of the notice of such corporate action) of all corporate actions affecting portfolio securities of the Fund received by the Custodian from the issuers of the securities involved, from third parties proposing a corporate action, from Subcustodians, or from commonly utilized sources (including proprietary sources) providing corporate action information, a list of which will be provided by the Custodian to the Fund from time to time upon request. Information as to corporate actions shall include information as to dividends, distributions, stock splits, stock dividends, rights offerings, conversions, exchanges, tender offers, recapitalizations, mergers, redemptions, calls, maturity dates and similar transactions, including ex-, record and pay dates and the amounts or other terms thereof. If the Fund desires to take action with respect to any corporate action, the Fund shall notify the Custodian within such period as will give the Custodian (including any Subcustodian) a sufficient amount of time to take such action.

2.20. Bills. Upon receipt of Proper Instructions, the Custodian shall pay or cause to be paid, insofar as funds are available for the purpose, bills, statements, or other obligations of the Fund (including but not limited to interest charges, taxes, advisory fees, and other operating expenses of the Fund).

2.21. Nondiscretionary Details. Without the necessity of express authorization from the Fund, the Custodian shall (a) attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities, cash or other assets of the Fund held by the Custodian except as otherwise directed from time to time by the Board of Directors of the Fund, (b) make payments to itself or others for minor expenses of handling securities or other assets and for other similar items relating to the Custodian's duties under this Agreement, and (c) endorse such negotiable instruments as are necessary for collection by the Fund, provided that all such payments shall be accounted for to the Fund.

2.22. Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in (a) The Depository Trust Company, or (b) the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York as provided in 31 CFR Part 357.2, whose use the Fund has previously approved by Special Instructions (as that term is defined in section 3.1(b)) (each of the foregoing being referred to in this Agreement as a "Securities System"). Utilization of a Securities System shall be in accordance with applicable Federal Reserve Board and Securities and Exchange Commission (“SEC”) rules and regulations, if any, and subject to the following provisions:

(i) The Custodian may deposit and/or maintain securities held hereunder in a Securities System, provided that such securities are represented in an account of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;

(ii) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book entry those securities belonging to the Fund;

(iii) The Custodian shall pay for securities purchased for the account of the Fund only upon (A) receipt of advice from the Securities System that such securities have been transferred to the Account, and (B) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund only upon (1) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (2) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish or provide access to the Fund of copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

(iv) The Custodian shall provide the Fund, upon request, with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian shall send to the Fund such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time; and

(v) Upon receipt of Special Instructions, the Custodian shall terminate the use of any such Securities System on behalf of the Fund as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of the Fund that had been maintained with such Securities System.

(vi) The Custodian shall maintain securities of the Fund in the Securities System in accordance with such requirements as may be applicable under Rule 17f-4 of the 1940 Act, as amended from time to time.

(vii) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from the Custodian’s use of the Securities System to the extent such use would be deemed to be negligence, misfeasance or misconduct of the Custodian or from the failure of the Custodian to enforce reasonably such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System which the Custodian may have as a consequence of any such loss or damage and if and to the extent that the Fund has not been made whole for any such loss or damage.

2.23. Other Transfers. The Custodian shall deliver securities, cash, and other assets of the Fund to a Subcustodian as necessary to effect transactions authorized by Proper Instructions. Upon receipt of Proper Instructions in writing in advance, the Custodian shall make such other disposition of securities, cash or other assets of the Fund in a manner other than or for purposes other than as enumerated in this Agreement, provided that such written Proper Instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of funds and/or securities to be delivered and the name of the person or persons to whom delivery is to be made.

2.24. Establishment of Segregated Accounts. Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities or other assets of the Fund, including securities maintained by the Custodian in a Securities System, said account to be maintained (a) for the purposes set forth in sections 2.10, 2.11, 2.12 and 2.15; (b) for the purposes of compliance by the Fund with the procedures required by Release No. 10666 under the Investment Company Act of 1940, as amended (the "1940 Act"), or any subsequent release or guidance of the SEC or its Staff relating to the maintenance of segregated accounts by registered investment companies; or (c) for such other purposes as set forth, from time to time, in Special Instructions.

2.25. Custodian Advances. (a) In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of the Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of the Fund, the Custodian may, in its discretion without further Proper Instructions, provide an advance ("Advance") to the Fund in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made. In addition, in the event the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of the Fund as to which it is subsequently determined that the Fund has overdrawn its cash account with the Custodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an Advance. Any Advance shall be payable on demand by the Custodian, unless otherwise agreed by the Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by the Fund at a rate agreed upon in writing from time to time by the Custodian and the Fund. It is understood that any transaction in respect of which the Custodian shall have made an Advance, including but not limited to a foreign exchange contract or other transaction in respect of which the Custodian is not acting as a principal, is for the account of and at the risk of the Fund, and not, by reason of such Advance, deemed to be a transaction undertaken by the Custodian for its own account and risk. The Custodian and the Fund acknowledge that the purpose of Advances is to finance temporarily the purchase or sale of securities for prompt delivery or to meet redemptions or emergency expenses or cash needs that are not reasonably foreseeable by the Fund. The Custodian shall promptly notify the Fund in writing (a "Notice of Advance") of any Advance by facsimile transmission or in such other manner as the Fund and the

Custodian may agree in writing. At the request of the Custodian, the Fund shall pledge, assign and grant to the Custodian a security interest in certain specified securities of the Fund, as security for Advances provided to the Fund, under the terms and conditions set forth in Appendix B attached hereto.

2.26 Deposit of Fund Assets in Foreign Depositories. Unless instructed otherwise by the Fund, the Custodian may deposit and/or maintain non-U.S. investments of the Fund in any Foreign Depository provided such Foreign Depository either meets the requirements of an "Eligible Securities Depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7") or by order of the SEC is exempted therefrom. Prior to the time that securities are placed with such depository the Custodian shall have prepared an analysis of the custody risks associated with maintaining assets with the Foreign Depository and shall have established a system to monitor such risks on a continuing basis in accordance with Sub-Section 2.26.1 of this Section. An instruction to open an account in a given country shall constitute authorization for the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of the Fund to invest in such country.

2.26.1  Monitoring and Risk Assessment of Foreign Depositories. Prior to the placement of any assets of the Fund with a Foreign Depository, the Custodian: (a) shall provide to the Fund, its investment adviser or its authorized representative an assessment of the custody risks associated with maintaining assets within such Foreign Depository in accordance with Rule 17f-7(a)(1)(i)(A), and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Foreign Depository on a continuing basis and to promptly notify the Fund or its investment adviser of any material changes in such risk in accordance with Rule 17f-7(a)(1)(i)(B). The form and substance of the risk assessment shall be agreed upon by the parties. In performing its duties under this Sub-Section, the Custodian may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Foreign Depository; (iii) industry surveys or publications; and (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority (as defined below). It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Foreign Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties in accordance with the standard of care set forth in Section 5.1. As used herein, “Foreign Financial Regulatory Authority” shall have the meaning given by Section 2(a)(50) of the 1940 Act.

ARTICLE III

PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS

AND RELATED MATTERS

3.1. Proper Instructions and Special Instructions.

(a) Proper Instructions. As used in this Agreement, the term "Proper Instructions" shall mean: (i) a tested telex from the Fund or the Fund's investment manager or adviser, or a written request, direction, instruction or certification (which may be given by facsimile transmission) signed or initialed on behalf of the Fund by, one or more Authorized Persons (as that term is defined in section 3.2); (ii) a telephonic or other oral communication by one or more Authorized Persons; or (iii) a communication (other than facsimile transmission) effected directly between electro-mechanical or electronic devices or systems (including, without limitation, computers, but excluding electronic mail) by one or more Authorized

Persons on behalf of the Fund; provided that communications of the types described in clauses (ii) and (iii) above purporting to be given by an Authorized Person shall be considered Proper Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved. Instructions given in the form of Proper Instructions under clause (i) shall be deemed to be Proper Instructions if they are reasonably believed by the Custodian to be genuine. Proper Instructions in the form of oral communications shall be confirmed by the Fund in the manner set forth in clauses (i) or (iii) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. The Fund, the Custodian and any investment manager or adviser of the Fund each is hereby authorized to record any telephonic or other oral communications between the Custodian and any such person. Proper Instructions may relate to specific transactions or to types or classes of transactions, provided that Proper Instructions may take the form of standing instructions only if they are in writing.

(b) Special Instructions. As used in this Agreement, the term "Special Instructions" shall mean Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the Fund or any other person designated by the Treasurer of the Fund in writing, which countersignature or confirmation shall be (i) included on the instrument containing the Proper Instructions or on a separate instrument relating thereto, and (ii) delivered by hand, facsimile transmission, mail or courier service or in such other manner as the Fund and the Custodian may agree.

(c) Address for Proper Instructions and Special Instructions. Proper Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number agreed upon from time to time by the Custodian and the Fund.

3.2. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, the Fund shall deliver to the Custodian a certificate, duly certified by the Secretary or Assistant Secretary of the Fund, setting forth: (a) the names, titles, signatures and scope of authority of all persons authorized by the Board of Directors/Trustees or the Treasurer or the Assistant Treasurer of the Fund to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund (each an "Authorized Person"); and (b) the names, titles and signatures of those persons authorized to issue Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary. Upon receipt by the Custodian of a certificate which deletes the name(s) of a person previously authorized to give Proper Instructions or to issue Special Instructions, such persons shall no longer be considered an Authorized Person or authorized to issue Special Instructions.

3.3. Persons Having Access to Assets of the Fund. Notwithstanding anything to the contrary in this Agreement, the Custodian shall not deliver any assets of the Fund held by the Custodian to or for the account of any person whom the Custodian knows or should know is an Authorized Person, director, officer or employee of the Fund, provided that nothing in this section 3.3 shall prohibit (a) any Authorized Person from giving Proper Instructions, or any person authorized to issue Special Instructions from issuing Special Instructions, provided such action does not result in delivery of or access to assets of the Fund prohibited by this section 3.3; or (b) the Fund's independent certified public accountants from examining or reviewing the assets of the Fund held by the Custodian. The Fund shall provide a list of such persons to the Custodian, and the Custodian shall be entitled to rely upon such list and any modifications thereto that are provided to the Custodian from time to time by the Fund.

3.4. Actions of Custodian Based on Proper Instructions and Special Instructions. So long as and to the extent that the Custodian acts in accordance with Proper Instructions or Special Instructions, as the case may be, and the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received or delivered by it pursuant to this Agreement.

ARTICLE IV

SUBCUSTODIANS

The Custodian may, from time to time, in accordance with the relevant provisions of this Article IV, appoint one or more Domestic Subcustodians, Foreign Subcustodians and Interim Subcustodians (as such terms are defined below) to act on behalf of the Fund. For purposes of this Agreement, all duly appointed Domestic Subcustodians, Foreign Subcustodians and Interim Subcustodians are referred to collectively as "Subcustodians."

4.1. Domestic Subcustodians.

(a) Upon obtaining approval from the Board of Directors/Trustees of the Fund, the Custodian may, from time to time, at its own expense, appoint any bank as defined in section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a subcustodian for purposes of holding cash, securities and other assets of the Fund and performing other functions of the Custodian within the United States (a "Domestic Subcustodian"), provided that the Custodian shall notify the Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least 30 days prior to appointment of such Domestic Subcustodian, and the Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian. If following notice by the Custodian to the Fund regarding appointment of a Domestic Subcustodian and the expiration of 30 days after the date of such notice, the Fund shall have failed to notify the Custodian of its disapproval thereof, the Custodian may, in its discretion, appoint such proposed Domestic Subcustodian as its subcustodian.

4.2. Foreign Subcustodians and Interim Subcustodians.

(a) Foreign Subcustodians. The Custodian may, from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an “eligible foreign custodian” under Rule 17f-5 or which by order of the SEC is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a subcustodian for purposes of holding investments of the Fund outside the United States.

(b) Interim Subcustodians. In the event that the Fund shall invest in a security or other asset to be held in a country in which no Foreign Subcustodian is authorized to act (whether because the Custodian has not appointed a Foreign Subcustodian in such country and entered into a subcustodian agreement with it or because the Board of Directors/Trustees of the Fund has not approved the Foreign Subcustodian appointed by the Custodian in such country and the related subcustodian agreement), the Custodian shall promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian shall agree in writing that no Foreign Subcustodian is approved in such country and the Custodian shall, upon receipt of Special Instructions, appoint any person designated by the Fund in such Special Instructions to hold such security or other asset. Any person appointed as a Subcustodian pursuant to this section 4.2(b) is hereinafter referred to herein as an "Interim Subcustodian." Each Interim Custodian and the securities or assets of the Fund that it is authorized to hold shall be set forth in Appendix B.

In the absence of such Special Instructions, such security or other asset shall be held by such agent as the Custodian may appoint unless and until the Fund shall instruct the Custodian to move the security or other asset into the possession of the Custodian or a Subcustodian.

4.3. Termination of a Subcustodian. The Custodian shall (a) cause each Domestic Subcustodian and Foreign Subcustodian to, and (b) use its best efforts to cause each Interim Subcustodian to, perform all of its obligations in accordance with the terms and conditions of the relevant subcustodian agreement between the Custodian and such Subcustodian. In the event that the Custodian is unable to cause such Subcustodian to fully perform its obligations thereunder, the Custodian shall forthwith, upon the receipt of Special Instructions, exercise its best efforts to recover any Losses incurred by the Fund because of such failure to perform from such Subcustodian under the applicable subcustodian agreement and, if necessary or desirable, terminate such subcustodian and appoint a replacement Subcustodian in accordance with the provisions of this Agreement. In addition to the foregoing, the Custodian (i) may, at any time in its discretion, upon written notification to the Fund, terminate any Domestic Subcustodian or Foreign Subcustodian, and (ii) shall, upon receipt of Special Instructions, terminate any Subcustodian with respect to the Fund, in each case in accordance with the termination provisions of the applicable subcustodian agreement.

4.4. Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any legally permissible agent (an "Agent") (not to include a Securities System or a Foreign Depository) to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided that the appointment of one or more Agents (other than an agent appointed pursuant to the second paragraph of section 4.2(b)) shall not relieve the Custodian of its responsibilities under this Agreement. Without limiting the foregoing, the Custodian shall be responsible for any notices, documents or other information, or any securities, cash or other assets of the Fund, received by any Agent on behalf of the Custodian or the Fund as if the Custodian had received such items itself.

ARTICLE V

STANDARD OF CARE; INDEMNIFICATION

5.1. Standard of Care.

(a) General Standard of Care. The Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to the Fund for all Losses suffered or incurred by the Fund resulting from the failure of the Custodian to exercise such reasonable care and diligence. For purposes of this Agreement, “Losses” means any losses, damages and expenses. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages. It is agreed that the Custodian shall have no duty to assess the risks inherent in the Fund's investments or to provide investment advice with respect to such investments and that the Fund as principal shall bear any risks attendant to particular investments such as failure of counterparty or issuer. Notwithstanding the foregoing, the Custodian shall perform such risk analysis and monitoring as are required under Rule 17f-7 of the 1940 Act.

(b) Actions Prohibited by Applicable Law, Etc. In no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian or Securities System, or any subcustodian, securities depository or securities system utilized by any such Subcustodian or the Custodian, or any nominee of the Custodian or any Subcustodian, is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, to the extent such performance does not occur, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or action of any de facto or de jure government, accident, fire, water or wind damage or explosion, any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium (provided that the Custodian has acted in accordance with its standard of care in preventing and mitigating such failures or malfunctions, including the maintenance of appropriate back-up systems and business continuity plans), any strike or other work stoppage, whether partial or total, any delay or disruption resulting from or reflecting the occurrence of any Country or Sovereign Risk, any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Country Risk or Sovereign Risk (each as defined below), any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Country or Sovereign Risk or other similar circumstance beyond the control of the Custodian, unless, in each case, such delay or nonperformance is caused by the (1) negligence, misfeasance or misconduct of such Custodian, Subcustodian, Securities System, subcustodian, securities depository or securities system or (2) failure of the Custodian to establish commercially reasonable back-up plans, systems, procedures or other preventative measures typically established by custodians of assets of pooled investment vehicles.

As used herein, Country Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such investments are transacted and held (as interpreted, where applicable, by the SEC or its staff), provided that the Custodian shall be responsible for the custody related duties of any Subcustodian in accordance with Section 5.2, (e) the acts, omissions and operation of any Eligible Securities Depository in such jurisdiction, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

As used herein, Sovereign Risk shall mean, in respect of any jurisdiction, including the United States of America, where investments are acquired or held hereunder or under a subcustody agreement, (a) any act of war, terrorism, riot or insurrection (b) the imposition of any investment, repatriation or exchange control restrictions by any governmental authority, (c) the confiscation, expropriation or nationalization of any investments by any governmental authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency of such jurisdiction, (e) the imposition of taxes, levies or other charges affecting investments, (f) any change in the applicable law of such jurisdiction, or (g) any other economic or political risk specific to such jurisdiction incurred or experienced.

(c) Mitigation by Custodian. Upon the occurrence of any event which causes or may cause any Losses to the Fund (i) the Custodian shall, and shall cause any applicable Domestic Subcustodian or Foreign Subcustodian to, and (ii) the Custodian shall use its best efforts to cause any applicable Interim Subcustodian to, use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Fund.

(d) Advice of Counsel. The Custodian shall be entitled to receive and act upon advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the Fund, or (ii) at the expense of the Custodian, such other counsel as the Fund may agree to, such agreement not to be unreasonably withheld or delayed; provided that with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in section 5.1(a).

(e) Expenses. In addition to the liability of the Custodian under this Article V, the Custodian shall be liable to the Fund for all reasonable costs and expenses incurred by the Fund in connection with any claim by the Fund against the Custodian arising from the obligations of the Custodian hereunder including, without limitation, all reasonable attorneys' fees and expenses incurred by the Fund in asserting any such claim, and all reasonable expenses incurred by the Fund in connection with any investigations, lawsuits or proceedings relating to such claim, provided that the Fund has recovered from the Custodian for such claim.

(f) Liability for Past Records. The Custodian shall have no liability in respect of any Losses suffered by the Fund, insofar as such Losses arise from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for the Fund by entities other than the Custodian prior to the Custodian's employment hereunder.

(g) Reliance on Certifications. The Secretary or an Assistant Secretary of the Fund shall certify to the Custodian the names and signatures of the officers of the Fund, the name and address of the Shareholder Servicing Agent, and any instructions or directions to the Custodian by the Fund's Board of Directors/Trustees or shareholders. Any such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

5.2. Liability of Custodian for Actions of Other Persons.

(a) Domestic Subcustodians, Foreign Subcustodians and Agents. The Custodian shall be liable for the actions or omissions of any Domestic Subcustodian, Foreign Subcustodian or Agent (other than an agent appointed pursuant to section 4.2(b)) to the same extent as if such action or omission were performed by the Custodian itself pursuant to this Agreement. In the event of any Losses suffered or incurred by the Fund caused by or resulting from the actions or omissions of any Domestic Subcustodian, Foreign Subcustodian or Agent (other than an agent appointed pursuant to section 4.2(b)) for which the Custodian would be directly liable as if such actions or omissions were those of the Custodian, the Custodian shall promptly reimburse the Fund in the amount of any such Losses. The Fund acknowledges that in respect of certain countries and certain Foreign Subcustodians designated by the Custodian, from time to time, the Fund’s investment therein or therewith shall be subject to the additional condition that the Custodian actually recovers such loss or damage from the Foreign Subcustodians. Appendix D hereto is a current list of such countries designated by the Custodian, investment in which is subject to the foregoing additional condition. Such list may be updated from time to time by the Custodian. The Custodian shall notify the Fund (i) as soon as reasonably practicable in the event any country or Foreign Subcustodian in or with which the Fund maintains investments shall become subject to the aforementioned additional condition; and (ii) upon the opening of an account in a particular country or with a particular Foreign Subcustodian whether the Fund’s investment would be subject to the aforementioned additional condition.

(b) Interim Subcustodians. Notwithstanding the provisions of section 5.1 to the contrary, the Custodian shall not be liable to the Fund for any Losses suffered or incurred by the Fund resulting from the actions or omissions of an Interim Subcustodian or an agent appointed pursuant to section 4.2(b) unless such Losses are caused by, or result from, the negligence, misfeasance or misconduct of the Custodian; provided that in the event of any Losses (whether or not caused by or resulting from the negligence, misfeasance or misconduct of the Custodian), the Custodian shall take all reasonable steps to enforce such rights as it may have against such Interim Subcustodian or agent to protect the interests of the Fund.

(c) Securities Systems and Foreign Depositories. Notwithstanding the provisions of section 5.1 to the contrary, the Custodian shall not be liable to the Fund for any Losses suffered or incurred by the Fund resulting from the use by the Custodian or any Subcustodian of a Securities System or Foreign Depository, unless such Losses are caused by, or result from, the negligence, misfeasance or misconduct of the Custodian or Subcustodian; provided that in the event of any such Losses, the Custodian shall take all reasonable steps to enforce such rights as it may have against the Securities System or Foreign Depository, as the case may be, to protect the interests of the Fund.

(d) Reimbursement of Expenses. The Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in connection with the fulfillment of its obligations under this section 5.2, provided that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian, any Domestic Subcustodian, any Foreign Subcustodian or any Agent (other than an Interim Subcustodian).

5.3. Indemnification.

(a) Indemnification Obligations. Subject to the limitations set forth in this Agreement, the Fund agrees to indemnify and hold harmless the Custodian and its nominees for all Losses suffered or incurred by the Custodian or its nominee (including Losses suffered under the Custodian's indemnity obligations to Subcustodians) caused by or arising from actions taken by the Custodian in the performance of its duties and obligations under this Agreement, provided that such indemnity shall not apply to Losses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian or any Subcustodian, Securities System, Foreign Depository or their respective nominees. In addition, the Fund agrees to indemnify the Custodian against any liability incurred by reason of taxes assessed to the Custodian, any Subcustodian, any Securities System, any Foreign Depository, and their respective nominees, or other Losses incurred by such persons, resulting from the fact that securities and other property of the Fund are registered in the name of such persons, provided that in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or assessed against such persons.

(b) Notice of Litigation, Right to Prosecute, etc. The Fund shall not be liable for indemnification under this section 5.3 unless the person seeking indemnification shall have notified the Fund in writing (i) within such time after the assertion of any claim as is sufficient for such person to determine that it will seek indemnification from the Fund in respect of such claim or (ii) promptly after the commencement of any litigation or proceeding brought against such person, in respect of which indemnity may be sought; provided that in the case of clause (i) of this section 5.3(b) the Fund shall not be liable for such indemnification to the extent the Fund is disadvantaged by any such delay in notification. With respect to claims in such litigation or proceedings for which indemnity by the Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from the Fund to the person seeking indemnification, the Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Fund may be subject to an indemnification obligation, provided that such person shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if the Fund has not acknowledged in writing its obligation to indemnify such person with respect to such litigation or proceeding. If the Fund is not permitted to participate in or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such person shall reasonably prosecute such litigation or proceeding. A person seeking indemnification hereunder shall not consent to the entry of any judgment or enter into any settlement of any such litigation or proceeding without providing the Fund with adequate notice of any such settlement or judgment and without the Fund's prior written consent, which consent shall not be unreasonably withheld or delayed. All persons seeking indemnification hereunder shall submit written evidence to the Fund with respect to any cost or expense for which they are seeking indemnification in such form and detail as the Fund may reasonably request.

5.4. Investment Limitations. If the Custodian has otherwise complied with the terms and conditions of this Agreement in performing its duties generally, and more particularly in connection with such purchase, sale or exchange of securities as may be instructed by or on behalf of the Fund, the Custodian shall not be liable to the Fund, and the Fund agrees to indemnify the Custodian and its nominees, for any Losses suffered or incurred by the Custodian and its nominees arising out of any violation of any investment or other limitation to which the Fund is subject.

5.5. Fund's Right to Proceed. Notwithstanding anything to the contrary contained herein, the Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian's rights against any Subcustodian, Securities System, Foreign Depository or other person for Losses caused the Fund by such Subcustodian, Securities System, Foreign Depository or other person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Subcustodian, Securities System, Foreign Depository or other person which the Custodian may have as a consequence of any such Losses, if and to the extent that the Fund has not been made whole for such Losses. If the Custodian makes the Fund whole for such Losses, the Custodian shall retain the ability to enforce its rights directly against such Subcustodian, Securities System, Foreign Depository or other person. Upon the Fund's election to enforce any rights of the Custodian under this section 5.5, the Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the Losses incurred by the Fund; provided that, so long as the Fund has acknowledged in writing its obligation to indemnify the Custodian under section 5.3 hereof with respect to such claim, the Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the Losses incurred by the Fund without the Custodian's consent; and provided further that if the Fund has not made an acknowledgement of its obligation to indemnify the Custodian, the Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed. The Custodian agrees to cooperate with the Fund and take all actions reasonably requested by the Fund in connection with the Fund's enforcement of any rights of the Custodian. The Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in connection with the fulfillment of its obligations under this section 5.5, provided that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

ARTICLE VI

RECORDS

6.1. Preparation of Reports. The Custodian shall, as reasonably requested by the Fund, assist generally in the preparation of reports to Fund shareholders, regulatory authorities and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall render statements, including interim monthly and complete quarterly financial statements, or copies thereof, from time to time as reasonably requested by Proper Instructions. Following the termination of this Agreement or upon reasonable request by the Fund, the Custodian shall use best efforts to provide to the Fund with copies of records pertaining to portfolio holdings in a format mutually agreed upon by the Custodian and the Fund.

6.2. Custodian's Books and Records. The Custodian shall maintain complete and accurate records with respect to securities and other assets held for the account of the Fund as required by the rules and regulations of the SEC applicable to investment companies registered under the 1940 Act, including but not limited to: (a) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (b) ledgers or other records reflecting (i) securities in physical possession, (ii) securities in transfer, (iii) securities borrowed, loaned or collateralizing obligations of the Fund, (iv) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of collateral), and (v) dividends and interest received; and (c) cancelled checks and bank records related thereto. The Custodian shall keep such other books and records of the Fund as the Fund shall reasonably request. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the Fund and in compliance with the rules and regulations of the SEC (including, but not limited to, books and records required to be maintained under Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder), and any other applicable Federal, State and foreign tax laws and administrative regulations. All such records will be the property of the Fund and in the event of termination of this Agreement shall be delivered to the successor custodian.

A copy of the books and records maintained by the Custodian pursuant to this Agreement and any certificate as to insurance policies and/or fidelity or similar bonds maintained by the Custodian shall be made available to the Fund upon reasonable request.

6.3. Opinion of Fund's Independent Certified Public Accountants. The Custodian shall take all reasonable action as the Fund may request to assist the Fund in obtaining from year to year favorable opinions from the Fund's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the Fund’s preparation of any periodic reports to or filings with the SEC and with respect to any other requirements of the SEC.

6.4. Reports of Custodian's Independent Certified Public Accountants. At the reasonable request of the Fund, the Custodian shall deliver to the Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, securities and other assets, including cash, securities and other assets deposited and/or maintained in a Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund and as may reasonably be obtained by the Custodian.

6.5. Information Regarding Foreign Subcustodians and Foreign Depositories. (a) The Custodian shall use reasonable efforts to assist the Fund, upon request, in obtaining the following with respect to any country in which any assets of the Fund are held or proposed to be held:

(1)         information concerning whether, and to what extent, applicable foreign law would restrict the access afforded the Fund's independent public accountants to books and records kept by a Foreign Subcustodian or Foreign Depository used, or proposed to be used, in that country;

(2)         information concerning whether, and to what extent, applicable foreign law would restrict the Fund's ability to recover its assets in the event of the bankruptcy of a Foreign Subcustodian or Foreign Depository used, or proposed to be used, in that country;

(3)         information concerning whether, and to what extent, applicable foreign law would restrict the Fund's ability to recover assets that are lost while under the control of a Foreign Subcustodian or Foreign Depository used, or proposed to be used, in that country;

(4)         information concerning the likelihood of expropriation, nationalization, freezes or confiscation of the Fund's assets in that country;

(5)         information concerning whether difficulties in converting the Fund's cash and cash equivalents held in that country into U.S. Dollars are reasonably foreseeable, including without limitation as a result of applicable foreign currency exchange regulations;

(6)         information concerning the financial strength, general reputation and standing and ability to perform custodial services of each Foreign Subcustodian or Foreign Depository used, or proposed to be used, in that country;

(7)         information concerning whether each Foreign Subcustodian or Foreign Depository used, or proposed to be used, in that country would provide a level of safeguards for maintaining the Fund's assets not materially different from that provided by the Custodian in maintaining the Fund's securities in the United States;

(8)         information concerning whether each Foreign Subcustodian or Foreign Depository used, or proposed to be used, in that country has offices in the United States in order to facilitate the assertion of jurisdiction over and enforcement of judgments against such custodian or depository;

(9)         as to each Foreign Depository used, or proposed to be used, in that country, information concerning the number of participants in, and operating history of, such depository; and

(10)        such other information as may be requested by the Fund to ensure compliance with Rule 17f-5 under the 1940 Act.

(b)         During the term of this Agreement, the Custodian shall use reasonable efforts to provide the Fund with prompt notice of any material changes in the facts or circumstances upon which any of the foregoing information or statements were based.

(c)          Upon request of the Fund, the Custodian shall deliver to the Fund a certificate stating: (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; and (ii) the countries in which and the Foreign Depositories through which each such Foreign Subcustodian or the Custodian is then holding cash, securities and other assets of the Fund.

ARTICLE VII

CUSTODIAN FEES

The Fund shall pay the Custodian a custody fee based on such fee schedule as may from time to time be agreed upon in writing by the Custodian and the Fund. Such fee, together with all amounts for which the Custodian is to be reimbursed in accordance with the following sentence, shall be billed to the Fund in such a manner as to permit payment either by a direct cash payment to the Custodian or by placing Fund portfolio transactions with the Custodian resulting in an agreed-upon amount of commissions being paid to the Custodian within an agreed-upon period of time, if such arrangements are in effect. The Custodian shall be entitled to receive reimbursement from the Fund on demand for its cash disbursements and expenses (including cash disbursements and expenses of any Subcustodian or Agent for which the Custodian has reimbursed such Subcustodian or Agent) permitted by this Agreement, but excluding salaries and usual overhead expenses, upon receipt by the Fund of reasonable evidence thereof.

ARTICLE VIII

TERMINATION

This Agreement shall continue in full force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing. In the event of termination, the Custodian shall be entitled to receive prior to delivery of the securities, cash and other assets held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Article VII, upon receipt by the Fund of a statement setting forth such fees and expenses.

In the event of the appointment of a successor custodian, it is agreed that the cash, securities and other assets owned by the Fund and held by the Custodian or any Subcustodian or Agent shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Fund in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

ARTICLE IX

MISCELLANEOUS

9.1. Execution of Documents. Upon request, the Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

9.2. Entire Agreement. This Agreement, along with the exhibits, appendices and schedules attached hereto, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof.

9.3. Waivers and Amendments. No provision of this Agreement may be amended or waived except by a statement in writing signed by the party against which enforcement of the amendment or waiver is sought, provided that Appendix C listing the Foreign Subcustodians and Foreign Depositories approved by the Fund may be amended from time to time to add or delete one or more of such entities by delivery to the Custodian of a revised Appendix C executed by an Authorized Person, such amendment to take effect immediately upon execution of the revised Appendix C by the Custodian.

In connection with the operation of this Agreement, the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

9.4. Captions. The section headings in this Agreement are for the convenience of the parties and in no way alter, amend, limit or restrict the contractual obligations of the parties set forth in this Agreement.

9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

9.6. Notices. Notices and other writings delivered or mailed postage prepaid to the Fund addressed to the Fund at 345 Park Avenue, New York, NY 10154 or to such other address as the Fund may have designated to the Custodian in writing, or to the Custodian at 40 Water Street, Boston, Massachusetts 02109, Attention: Office of General Counsel – Legal, or to such other address as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

9.7. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights hereunder without the prior written consent of the other party.

9.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

9.9. Representative Capacity; Nonrecourse Obligations. The Custodian agrees that any claims by it against a Fund under this Agreement may be satisfied only from the assets of such Fund; that the person executing this Agreement has executed it on behalf of the Fund and not individually, and that the obligations of the Fund arising out of this Agreement are not binding upon such person or the Fund's shareholders individually but are binding only upon the assets and property of the Fund; and that no shareholders, directors/trustees or officers of the Fund may be held personally liable or responsible for any obligations of the Fund arising out of this Agreement.

9.10.    The Parties. All references herein to the “Fund” are to each of the management investment companies listed on Appendix A hereto, and each management investment company made subject to this Agreement, individually, as if this Agreement was between such individual Fund and the Custodian. Each Fund is a Massachusetts business trust or a Maryland corporation. Each Fund is entering into this Agreement on behalf of each of its series existing as of the date hereof and such additional funds and/or series as may be notified from time to time in writing to the Custodian. Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Fund as to which the matter pertains.

On behalf of each Fund that is organized as a Massachusetts business trust, notice is hereby given that a copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and that this Agreement is executed by an officer of the Fund, as an officer and not individually, on behalf of the trustees of the Fund, as trustees and not individually, and that the obligations of this Agreement with respect to the Fund shall be binding upon the assets and properties of the Fund only and shall not be binding upon any of the Trustees, officers, employees, agents or shareholders of the Fund or the Trust individually.

9.11     Compliance Policies and Procedures. To assist the Fund in complying with Rule 38a-1 of the 1940 Act, the Custodian represents that it has adopted written policies and procedures reasonably designed to prevent violation of the federal securities laws in fulfilling its obligations under the Agreement and that it has in place a compliance program to monitor its compliance with those policies and procedures. The Custodian will upon request provide the Fund with information about our compliance program as mutually agreed.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

EACH REGISTERED INVESTMENT COMPANY
IDENTIFIED ON APPENDIX A ATTACHED

By:	/s/John Millette

Name:	John Millette

Title:	Secretary

BROWN BROTHERS HARRIMAN & CO.

By:	/s/James R. Kent

Name: James R. Kent

Title:	Managing Director

APPENDIX A TO THE

CUSTODIAN AGREEMENT BETWEEN

EACH REGISTERED INVESTMENT COMPANY IDENTIFIED ON APPENDIX A ATTACHED

AND

BROWN BROTHERS HARRIMAN & CO.

LIST OF FUNDS – NEW YORK BOARD

DWS International Select Equity Fund as of February 1, 2007

DWS RREEF Global Real Estate Securities Fund as of February 1, 2007

DWS Global Commodities Stock Fund, Inc. as of February 1, 2007

DWS Emerging Markets Fixed-Income Fund as of February 1, 2007

DWS Global Bond Fund as of February 1, 2007

DWS Global Opportunities Fund as of February 1, 2007

DWS Global Thematic Fund as of February 1, 2007

DWS Global High Income Fund, Inc. as of February 1, 2007

DWS Emerging Markets Equity Fund as of February 1, 2007

DWS Europe Equity Fund as of February 1, 2007

DWS International Fund as of February 1, 2007

DWS International Value Opportunities Fund as of February 1, 2007

DWS Latin America Equity Fund as of February 1, 2007

DWS Pacific Opportunities Equity Fund as of February 1, 2007

DWS Japan Equity Fund as of February 1, 2007

DWS Gold & Precious Metals Fund as of February 1, 2007

DWS Global Opportunities VIP as of February 1, 2007

DWS International VIP as of February 1, 2007

DWS RREEF World Real Estate & Tactical Strategies Fund, Inc. as of June 26, 2007

APPENDIX B TO THE

CUSTODIAN AGREEMENT BETWEEN

EACH REGISTERED INVESTMENT COMPANY IDENTIFIED ON APPENDIX A ATTACHED

AND

BROWN BROTHERS HARRIMAN & CO.

DATED AS OF February 1, 2007

PROCEDURES RELATING TO CUSTODIAN'S SECURITY INTEREST

As security for any Advance (as defined in the Custodian Agreement) of the Fund, the Fund shall pledge, assign and grant to the Custodian a security interest in Collateral (as hereinafter defined), under the terms, circumstances and conditions set forth in this Appendix A.

Section 1. Defined Terms. As used in this Appendix A the following terms shall have the following respective meanings:

(a) "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which the Custodian is closed for business.

(b) "Collateral" shall mean those securities having a fair market value (as determined in accordance with the procedures set forth in the prospectus for the Fund) equal to the aggregate of all Advance Obligations of the Fund that are (i) identified in any Pledge Certificate executed on behalf of the Fund or (ii) designated by the Custodian for the Fund pursuant to Section 3 of this Appendix A. Such securities shall consist of marketable securities held by the Custodian on behalf of the Fund or, if no such marketable securities are held by the Custodian on behalf of the Fund, such other securities designated by the Fund in the applicable Pledge Certificate or by the Custodian pursuant to Section 3 of this Appendix A.

(c) "Advance Obligations" shall mean the amount of any outstanding Advance(s) provided by the Custodian to the Fund together with all accrued interest thereon.

(d) "Pledge Certificate" shall mean a Pledge Certificate in the form attached as Exhibit 1 to this Appendix A, executed by a duly authorized officer of the Fund and delivered by the Fund to the Custodian by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.

(e) "Release Certificate" shall mean a Release Certificate in the form attached as Exhibit 2 to this Appendix A, executed by a duly authorized officer of the Custodian and delivered by the Custodian to the Fund by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.

(f) "Written Notice" shall mean a written notice executed by a duly authorized officer of the party delivering the notice and delivered by facsimile transmission or in such other manner as the Fund and the Custodian shall agree in writing.

Section 2. Pledge of Collateral. To the extent that any Advance Obligations of the Fund are not satisfied by the close of business on the first Business Day following the Business Day on which the Fund receives a Written Notice requesting security for such Advance Obligation and stating the amount of such Advance Obligation, the Fund shall pledge, assign and grant to the Custodian a first priority security interest in Collateral specified by the Fund by delivering to the Custodian a Pledge Certificate executed by the Fund describing such Collateral. Such Written Notice may, in the discretion of the Custodian, be included within or accompany the Notice of Advance (as defined in the Custodian Agreement) relating to the applicable Advance Obligation.

Section 3. Failure to Pledge Collateral. In the event that the Fund shall fail (a) to pay the Advance Obligation described in such Written Notice, (b) to deliver to the Custodian a Pledge Certificate pursuant to Section 2, or (c) to identify substitute securities pursuant to Section 6 upon the sale or maturity of any securities identified as Collateral, the Custodian may, by Written Notice to the Fund, specify Collateral which shall secure the applicable Advance Obligation. The Fund hereby pledges, assigns and grants to the Custodian a first priority security interest in any and all Collateral specified in such Written Notice; provided that such pledge, assignment and grant of security shall be deemed to be effective only upon receipt by the Fund of such Written Notice, and provided further that if the Custodian specifies Collateral in which a first priority security interest has already been granted, the security interest pledged, assigned and granted hereunder shall be a security interest that is not a first priority security interest.

Section 4. Delivery of Additional Collateral. If at any time the Custodian shall notify the Fund by Written Notice that the fair market value of the Collateral securing any Advance Obligation is less than the amount of such Advance Obligation, the Fund shall deliver to the Custodian, within one Business Day following the Fund's receipt of such Written Notice, an additional Pledge Certificate describing additional Collateral. If the Fund shall fail to deliver such additional Pledge Certificate, the Custodian may specify Collateral which shall secure the unsecured amount of the applicable Advance Obligation in accordance with Section 3 of this Appendix A.

Section 5. Release of Collateral. Upon payment by the Fund of any Advance Obligation secured by the pledge of Collateral, the Custodian shall promptly deliver to the Fund a Release Certificate pursuant to which the Custodian shall release Collateral from the lien under the applicable Pledge Certificate or Written Notice pursuant to Section 3 having a fair market value equal to the amount paid by the Fund on account of such Advance Obligation. In addition, if at any time the Fund shall notify the Custodian by Written Notice that the Fund desires that specified Collateral be released and (a) that the fair market value of the Collateral securing any Advance Obligation exceeds the amount of such Advance Obligation, or (b) that the Fund has delivered a Pledge Certificate pursuant to Section 6 substituting Collateral in respect of such Advance Obligation, the Custodian shall deliver to the Fund, within one Business Day following the Custodian's receipt of such Written Notice, a Release Certificate relating to the Collateral specified in such Written Notice.

Section 6. Substitution of Collateral. The Fund may substitute securities for any securities identified as Collateral by delivery to the Custodian of a Pledge Certificate executed by the Fund, indicating the securities pledged as Collateral.

Section 7. Security for Fund Advance Obligations. The pledge of Collateral by the Fund shall secure only Advance Obligations of the Fund. In no event shall the pledge of Collateral by the Fund be deemed or considered to be security for any other types of obligations of the Fund to the Custodian or for the Advance Obligations or other types of obligations of any other fund.

Section 8. Custodian's Remedies. Upon (a) the Fund's failure to pay any Advance Obligation of the Fund within thirty days after receipt by the Fund of a Written Notice demanding security therefor, and (b) one Business Day's prior Written Notice to the Fund, the Custodian may elect to enforce its security interest in the Collateral securing such Advance Obligation, by taking title to (at the then prevailing fair market value), or selling in a commercially reasonable manner, so much of the Collateral as shall be required to pay such Advance Obligation in full. Notwithstanding the provisions of any applicable law, including, without limitation, the Uniform Commercial Code, the remedy set forth in the preceding sentence shall be the only right or remedy to which the Custodian is entitled with respect to the pledge and security interest granted pursuant to any Pledge Certificate or Section 3. Without limiting the foregoing, the Custodian hereby waives and relinquishes all contractual and common law rights of set-off to which it may now or hereafter be or become entitled with respect to any obligations of the Fund to the Custodian arising under this Appendix A to the Custodian Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

EACH REGISTERED INVESTMENT COMPANY
IDENTIFIED ON APPENDIX A ATTACHED

By:	/s/John Millette

Name:	John Millette

Title:	Secretary

BROWN BROTHERS HARRIMAN & CO.

By:	/s/James R. Kent

Name: James R. Kent

Title:	Managing Director

EXHIBIT 1

TO

Appendix B

PLEDGE CERTIFICATE

This Pledge Certificate is delivered pursuant to the Custodian Agreement dated as of _____________________ (the "Agreement"), between _______________________________ (the "Fund") and Brown Brothers Harriman & Co. (the "Custodian"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement. Pursuant to [Section 2 or Section 4] of Appendix A attached to the Agreement, the Fund hereby pledges, assigns and grants to the Custodian a first priority security interest in the securities listed on Schedule A attached to this Pledge Certificate (collectively, the "Pledged Securities"). Upon delivery of this Pledge Certificate, the Pledged Securities shall constitute Collateral, and shall secure all Advance Obligations of the Fund described in that certain Written Notice dated , 20 , delivered by the Custodian to the Fund. The pledge, assignment and grant of security in the Pledged Securities hereunder shall be subject in all respects to the terms and conditions of the Agreement, including, without limitation, Sections 7 and 8 of Appendix A attached hereto.

IN WITNESS WHEREOF, the Fund has caused this Pledge Certificate to be executed in its name, on behalf of the Fund this day of , 20 .

By:	__________________________
Name: ________________________
Title: __________________________

SCHEDULE A

TO

PLEDGE CERTIFICATE

Type of	Certificate/CUSIP	Number of
Issuer	Security	Numbers	Shares_____

EXHIBIT 2

TO

Appendix B

RELEASE CERTIFICATE

This Release Certificate is delivered pursuant to the Custodian Agreement dated as of _________, 2007 (the "Agreement"), between ________________________________ (the "Fund") and Brown Brothers Harriman & Co. (the "Custodian"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement. Pursuant to Section 5 of Appendix A attached to the Agreement, the Custodian hereby releases the securities listed on Schedule A attached to this Release Certificate from the lien under the [Pledge Certificate dated __________, 20 or the Written Notice delivered pursuant to Section 3 of Appendix A dated ___________, 2007.

IN WITNESS WHEREOF, the Custodian has caused this Release Certificate to be executed in its name and on its behalf this ____ day of 20__.

Brown Brothers Harriman & Co.

By:	_____________________
Name: _____________________
Title: _____________________

SCHEDULE A

TO

RELEASE CERTIFICATE

Type of	Certificate/CUSIP	Number of
Issuer	Security	Numbers	Shares____

APPENDIX C TO THE

CUSTODIAN AGREEMENT BETWEEN

EACH REGISTERED INVESTMENT COMPANY IDENTIFIED ON APPENDIX A ATTACHED

AND

BROWN BROTHERS HARRIMAN & CO.

DATED AS OF February 1, 2007

SUBCUSTODIANS, FOREIGN COUNTRIES, AND FOREIGN DEPOSITORIES

APPENDIX D TO THE

CUSTODIAN AGREEMENT BETWEEN

EACH REGISTERED INVESTMENT COMPANY IDENTIFIED ON APPENDIX A ATTACHED

AND

BROWN BROTHERS HARRIMAN & CO.

DATED AS OF February 1, 2007

LIST OF COUNTRIES IN RELATION TO SECTION 5.2(a)

Costa Rica

Cyprus

Jamaica

Trinidad & Tobago

Tunisia

FUNDS TRANSFER SERVICES SCHEDULE TO CUSTODIAN AGREEMENT

1.   Execution of Payment Orders. Brown Brothers Harriman & Co. (the Custodian) is hereby instructed by __________________________________ (the Fund) to execute each payment order, whether denominated in United States dollars or other applicable currencies, received by the Custodian in the Fund’s name as sender and authorized and confirmed by an Authorized Person as defined in a Custodian Agreement dated as of ______________, 2007 by and between the Custodian and the Fund, as amended or restated from time thereafter (the Agreement), provided that the Fund has sufficient available funds on deposit in a Principal Account, as defined in the Agreement, and provided that the order (i) is received by the Custodian in the manner specified in this Funds Transfer Services Schedule or any amendment hereafter; (ii) complies with any written instructions and restrictions of the Fund as set forth in this Funds Transfer Services Schedule or any amendment hereafter; (iii) is authorized by the Fund or is verified by the Custodian in compliance with a security procedure set forth in Paragraph 2 below for verifying the authenticity of a funds transfer communication sent to the Custodian in the name of the Fund or for the detection of errors set forth in any such communication; and (iv) contains sufficient data to enable the Custodian to process such transfer.

2.   Security Procedure. The Fund hereby elects to use the procedure selected below as its security procedure (the Security Procedure). The Security Procedure will be used by the Custodian to verify the authenticity of a payment order or a communication amending or canceling a payment order. The Custodian will act on instructions received provided the instruction is authenticated by the Security Procedure. The Fund agrees and acknowledges in connection with (i) the size, type and frequency of payment orders normally issued or expected to be issued by the Fund to the Custodian, (ii) all of the security procedures offered to the Fund by the Custodian, and (iii) the usual security procedures used by customers and receiving banks similarly situated, that authentication through the Security Procedure shall be deemed commercially reasonable for the authentication of all payment orders submitted to the Custodian. The Fund hereby elects (please choose one) the following Security Procedure as described below:

[ ] BIDS and BIDS Worldview Payment Products. BIDS and BIDS Worldview Payment Products, are on-line payment order authorization facilities with built-in authentication procedures. The Custodian and the Fund shall each be responsible for maintaining the confidentiality of passwords or other codes to be used by them in connection with BIDS. The Custodian will act on instructions received through BIDS without duty of further confirmation unless the Fund notifies the Custodian that its password is not secure.

☐ SWIFT. The Custodian and the Fund shall comply with SWIFT’s authentication procedures. The Custodian will act on instructions received via SWIFT provided the instruction is authenticated by the SWIFT system.

[ ] Tested Telex. The Custodian will accept payment orders sent by tested telex, provided the test key matches the algorithmic key the Custodian and Fund have agreed to use.

[ ] Computer Transmission. The Custodian is able to accept transmissions sent from the Fund’s computer facilities to the Custodian’s computer facilities provided such transmissions are encrypted and digitally certified or are otherwise authenticated in a reasonable manner based on available technology. Such procedures shall be established in an operating protocol between the Custodian and the Fund.

[ ] Telefax Instructions. A payment order transmitted to the Custodian by telefax transmission shall be transmitted by the Fund to a telephone number specified from time to time by the Custodian for such purposes. If it detects no discrepancies, the Custodian will follow one of the procedures below.

1.   If the telefax requests a repetitive payment order, the Custodian may call the Fund at its last known telephone number, request to speak to the Fund or Authorized Person, and confirm the authorization and the details of the payment order (a Callback); or

2.	If the telefax requests a non-repetitive order, the Custodian will perform a Callback.

All faxes must be accompanied by a fax cover sheet which indicates the sender’s name, company name, telephone number, fax number, number of pages, and number of transactions or instructions attached.

[ ] Telephonic. A telephonic payment order shall be called into the Custodian at the telephone number designated from time to time by the Custodian for that purpose. The caller shall identify herself/himself as an Authorized Person. The Custodian shall obtain the payment order data from the caller. The Custodian shall then:

1.	If a telephonic repetitive payment order, the Custodian may perform a Callback; or

2.	If a telephonic non-repetitive payment order, the Custodian will perform a Callback.

In the event the Fund chooses a procedure which is not a Security Procedure as described above, the Fund agrees to be bound by any payment order (whether or not authorized) issued in its name and accepted by the Custodian in compliance with the procedure selected by the Fund.

3.   Rejection of Payment Orders. The Custodian shall give the Fund timely notice of the Custodian’s rejection of a payment order. Such notice may be given in writing or orally by telephone, each of which is hereby deemed commercially reasonable. In the event the Custodian fails to execute a properly executable payment order and fails to give the Fund notice of the Custodian’s non-execution, the Custodian shall be liable only for the Fund’s actual damages and only to the extent that such damages are recoverable under UCC 4A (as defined in Paragraph 7 below). Notwithstanding anything in this Funds Transfer Services Schedule and the Agreement to the contrary, the Custodian shall in no event be liable for any consequential or special damages under this Funds Transfer Services Schedule, whether or not such damages relate to services covered by UCC 4A, even if the Custodian has been advised of the possibility of such damages. Whenever compensation in the form of interest is payable by the Custodian to the Fund pursuant to this Funds Transfer Services Schedule, such compensation will be payable as specified in UCC 4A.

4.   Cancellation of Payment Orders. The Fund may cancel a payment order but the Custodian shall have no liability for the Custodian’s failure to act on a cancellation instruction unless the Custodian has received such cancellation instruction at a time and in a manner affording the Custodian reasonable opportunity to act prior to the Custodian’s execution of the order. Any cancellation shall be sent and confirmed in the manner set forth in Paragraph 2 above.

5.   Responsibility for the Detection of Errors and Unauthorized Payment Orders. So long as the Custodian has satisfied the standard of care set forth in section 5.1 of this Agreement in processing a payment order instructed to it by or on behalf of the Fund, the Custodian is not responsible for detecting any Fund error contained in any payment order sent by the Fund to the Custodian. In the event that the Fund’s payment order to the Custodian either (i) identifies the beneficiary by both a name and an identifying or bank account number and the name and number identify different persons or entities, or (ii)

identifies any bank by both a name and an identifying number and the number identifies a person or entity different from the bank identified by name, execution of the payment order, payment to the beneficiary, cancellation of the payment order or actions taken by any bank in respect of such payment order may be made solely on the basis of the number. The Custodian shall not be liable for interest on the amount of any payment order that was not authorized or was erroneously executed unless the Fund so notifies the Custodian within thirty (30) business days following the Fund’s receipt of notice that such payment order had been processed. If a payment order in the name of the Fund and accepted by the Custodian was not authorized by the Fund, the liability of the parties will be governed by the applicable provisions of UCC 4A.

6.   Laws and Regulations. The rights and obligations of the Custodian and the Fund with respect to any payment order executed pursuant to this Funds Transfer Services Schedule will be governed by any applicable laws, regulations, circulars and funds transfer system rules, the laws and regulations of the United States of America and of other relevant countries including exchange control regulations and limitations on dealings or other sanctions, and including without limitation those sanctions imposed under the law of the United States of America by the Office of Foreign Assets Control. Any taxes, fines, costs, charges or fees imposed by relevant authorities on such transactions shall be for the account of the Fund.

7.   Miscellaneous. All accounts opened by the Fund or its authorized agents at the Custodian subsequent to the date hereof shall be governed by this Funds Transfer Schedule. All terms used in this Funds Transfer Services Schedule shall have the meaning set forth in Article 4A of the Uniform Commercial Code as currently in effect in the State of New York (UCC 4A) unless otherwise set forth herein. The terms and conditions of this Funds Transfer Services Schedule are in addition to, and do not modify or otherwise affect, the terms and conditions of the Agreement and any other agreement or arrangement between the parties hereto.

8.   Indemnification. The Custodian does not recommend the sending of instructions by telefax or telephonic means as provided in Paragraph 2. BY ELECTING TO SEND INSTRUCTIONS BY TELEFAX OR TELEPHONIC MEANS, THE FUND AGREES TO INDEMNIFY THE CUSTODIAN AND ITS GENERAL PARTNERS, OFFICERS AND EMPLOYEES FOR ALL LOSSES THEREFROM PROVIDED THAT SUCH INDEMNITY SHALL NOT APPLY TO LOSSES OCCASIONED BY OR RESULTING FROM THE CUSTODIAN'S NEGLIGENCE, MISFEASANCE OR MISCONDUCT.

_____________________________________________

OPTIONAL: The Custodian will perform a Callback if instructions are sent by telefax or telephonic means as provided in Paragraph 2 above. THE FUND MAY, AT ITS OWN RISK AND BY HEREBY AGREEING TO INDEMNIFY THE CUSTODIAN AND ITS GENERAL PARTNERS, OFFICERS AND EMPLOYEES FOR ALL LOSSES THEREFROM, ELECT TO WAIVE A CALLBACK BY THE CUSTODIAN BY INITIALLING HERE:____

_____________________________________________

The undersigned acknowledges that (I/we) have received a copy of this document.

Accepted and agreed:

EACH REGISTERED INVESTMENT COMPANY
IDENTIFIED ON APPENDIX A ATTACHED

By:	/s/John Millette

Name:	John Millette

Title:	Secretary

BROWN BROTHERS HARRIMAN & CO.

By:	/s/James R. Kent

Name: James R. Kent

Title:	Managing Director

ELECTRONIC AND ON-LINE SERVICES

SCHEDULE

This Electronic and On-Line Services Schedule (this Schedule) to a Custodian Agreement dated as of _____________________ (as amended from time to time hereafter, the Agreement) by and between Brown Brothers Harriman & Co. (we, us, our) and Each Registered Investment Company identified on Appendix A to the Agreement (you, your), provides general provisions governing your use of and access to the Services (as hereinafter defined) provided to you by us via the Internet (at www.bbhco.com or such other URL as we may instruct you to use to access our products) and via a direct dial-up connection between your computer and our computers, as of ________________, _____, 2007 (the Effective Date). Use of the Services constitutes acceptance of the terms and conditions of this Schedule, any Appendices hereto, the Terms and Conditions posted on our web site, and any terms and conditions specifically governing a particular Service or our other products, which may be set forth in the Agreement or in a separate related agreement (collectively, the Related Agreements).

1.	General Terms.

You will be granted access to our suite of online products, which may include, but shall not be limited to the following services via the Internet or dial-up connection (each separate service is a Service; collectively referred to as the Services):

1.1. BIDS® and BIDS WorldView, a system for effectuating securities and fund trade instruction and execution, processing and handling instructions, and for the input and retrieval of other information;

1.2.	F/X WorldView, a system for executing foreign exchange trades;

1.3.	Fund WorldView, a system for receiving fund and prospectus information;

1.4. BBHCOnnect, a system for placing securities trade instructions and following the status and detail of trades;

1.5.	ActionViewSM, a system for receiving certain corporate action information;

1.6.	Risk View, an interactive portfolio risk analysis tool; and

1.7.	Such other services as we shall from time to time offer.

2.	Security / Passwords.

2.1. A digital certificate and/or an encryption key may be required to access certain Services. You may apply for a digital certificate and/or an encryption key by following the procedures set forth at http://www.bbh.com/certs/. You also will need an identification code (ID) and password(s) (Password) to access the Services.

2.2. You agree to safeguard your digital certificate and/or encryption key, ID, and Password and not to give or make available, intentionally or otherwise, your digital certificate, ID, and/or Password to any unauthorized person. You must immediately notify us in writing if you believe that your digital certificate and/or encryption key, Password, or ID has been compromised or if you suspect unauthorized access to your account by means of the Services or otherwise, or when a person to whom a digital certificate and/or an encryption key, Password, or ID has been assigned leaves or is no longer permitted to access the Services.

2.3. We will not be responsible for any breach of security, or for any unauthorized trading or theft by any third party, caused by your failure (be it intentional, unintentional, or negligent) to maintain the confidentiality of your ID and/or Password and/or the security of your digital certificate and/or encryption key.

3.	Instructions.

3.1. Proper instructions under this Schedule shall be provided as designated in the Related Agreements (Instructions).

3.2.	The following additional provisions apply to Instructions provided via the Services:

a.	Instructions sent by electronic mail will not be accepted or acted upon.

b.      You authorize us to act upon Instructions received through the Services utilizing your digital certificate, ID, and/or Password as though they were duly authorized written instructions, without any duty of verification or inquiry on our part, and agree to hold us harmless for any losses you experience as a result.

c.      From time to time, the temporary unavailability of third party telecommunications or computer systems required by the Services may result in a delay in processing Instructions. We will work with you in good faith to arrive at an alternative means of communications in order to prevent any delay in processing your instructions. If despite such efforts, a delay occurs, we shall not be liable to you or any third party for any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind (including without limitation, reasonable attorneys', accountants', consultants', or experts' fees and disbursements) that you experience due to such a delay.

4.	Electronic Documents.

We may make periodic statements, disclosures, notices, and other documents available to you electronically, and, subject to any delivery and receipt verification procedures required by law or agreed to with you, you agree to receive such documents electronically and to check the statements for accuracy. If you believe any such statement contains incorrect information, you must follow the procedures set forth in the Related Agreement(s).

5.	Malicious Code.

You understand and agree that you will be responsible for the introduction (by you, your employees, agents, or representatives) into the Services, whether intentional or unintentional, of (i) any virus or other code, program, or sub-program that damages or interferes with the operation of the computer system containing the code, program or sub-program, or halts, disables, or interferes with the operation of the Services themselves; or (ii) any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security of the Services or the system containing the software code for the Services; provided, however, that in no event shall you be liable for any consequential damages as a result of any loss that may result in connection with the provisions of this section (Malicious Code). You agree to take all necessary actions and precautions to prevent the introduction and proliferation of any Malicious Code into those systems that interact with the Services.

6.	Indemnification.

For avoidance of doubt, you hereby agree that the provisions in the Related Agreement(s) related to your indemnification of us and any limitations on our liability and responsibilities to you shall be applicable to this Agreement, and are hereby expressly incorporated herein. You agree that the Services are comprised of telecommunications and computer systems, and that it is possible that Instructions, information, transactions, or account reports might be added to, changed, or omitted by electronic or programming malfunction, unauthorized access, or other failure of the systems which comprise the Services, despite the security features that have been designed into the Services. You agree that we will not be liable for any action taken or not taken in complying with the terms of this Schedule, except to the extent we have acted negligently, with misfeasance, or with misconduct in our performance under this Schedule. The provisions of this paragraph shall survive the termination of this Schedule and the Related Agreements.

7.	Payment.

You may be charged for services hereunder as set forth in a fee schedule from time to time agreed by us.

8.	Term/Termination.

8.1. This Schedule is effective as of the date you sign it or first use the Services, whichever is first, and continues in effect until such time as either you or we terminate the Schedule in accordance with this Section 8 and/or until your off-line use of the Services is terminated.

8.2. We may terminate your access to the Services at any time, for any reason, with five (5) business days prior notice; provided that we may terminate your access to the Services with no prior notice (i) if your account with us is closed, (ii) if you fail to comply with any of the terms of this Agreement, (iii) if we believe that your continued access to the Services poses a security risk, or (iv) if we believe that you are violating or have violated applicable laws, and we will not be liable for any loss you may experience as a result of such termination. You may terminate your access to the Services at any time by giving us ten (10) business days notice. Upon termination, we will cancel all your Passwords and IDs and any in-process or pending Instructions will be carried out or cancelled, at our sole discretion.

9.	Miscellaneous.

9.1. Notices. All notices, requests, and demands (other than routine operational communications, such as Instructions) shall be in such form and effect as provided in the Related Agreement(s).

9.2. Inconsistent Provisions. Each Service may be governed by separate terms and conditions in addition to this Schedule and the Related Agreement(s). Except where specifically provided to the contrary in this Schedule, in the event that such separate terms and conditions conflict with this Schedule and the Related Agreement(s), the provisions of this Schedule shall prevail to the extent this Schedule applies to the transaction in question.

9.3. Binding Effect; Assignment; Severability. This Schedule shall be binding on you, your employees, officers and agents. Neither party may assign or delegate its rights and duties under this Schedule without the prior written consent of the other party. Your rights under this Schedule may not be assigned without our prior written consent. In the event that any provision of this Schedule conflicts with the law under which this Schedule is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over you and us, such provision shall be deemed to be restated to effectuate as nearly as possible the purposes of the Schedule in accordance with applicable law. The remaining provisions of this Schedule and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

9.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

The undersigned acknowledges that (I/we) have received a copy of this document.

EACH REGISTERED INVESTMENT COMPANY
IDENTIFIED ON APPENDIX A ATTACHED

By:	/s/John Millette

Name:	John Millette

Title:	Secretary

BROWN BROTHERS HARRIMAN & CO.

By:	/s/James R. Kent

Name: James R. Kent

Title:	Managing Director

17f-5 DELEGATION SCHEDULE

By its execution of this Delegation Schedule dated as of _____________, 2007, Each of the Registered Investment Companies listed on Appendix A attached hereto, as may be amended from time to time, each a management investment company registered with the Securities and Exchange Commission (the Commission) under the Investment Company Act of 1940, as amended (the 1940 Act), acting through its Board of Directors/Trustees or its duly appointed representative (the Fund), hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the Delegate) as its delegate to perform certain functions with respect to the custody of Fund's Assets outside the United States.

1.         Maintenance of Fund's Assets Abroad.          The Fund, acting through its Board or its duly authorized representative, hereby instructs the Delegate pursuant to the terms of the Custodian Agreement dated as of the date hereof executed by and between the Fund and the Delegate (the Custodian Agreement) to place and maintain the Fund's Assets in countries outside the United States in accordance with Instructions received from the Fund’s investment advisor. Such instruction shall constitute an Instruction under the terms of the Custodian Agreement. The Fund acknowledges that (a) the Delegate shall perform services hereunder only with respect to the countries where it accepts delegation as Foreign Custody Manager as indicated on the Delegate’s Global Custody Network Listing; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.

2.         Delegation.  Pursuant to the provisions of Rule 17f-5 under the 1940 Act, the Board hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform only those duties set forth in this Delegation Schedule concerning the safekeeping of the Fund's Assets in each of the countries as to which it acts as the Board’s delegate. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Fund as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Fund's Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Fund confirms to the Delegate that the Fund or its investment adviser has considered the Sovereign Risk and prevailing Country Risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining the Fund's Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Eligible Securities Depository in the context of information provided by the Custodian in the performance of its duties as required under Rule 17f-7 and the terms of the Custodian Agreement governing such duties), and the laws relating to the safekeeping and recovery of the Fund's Assets held in custody pursuant to the terms of the Custodian Agreement.

3.         Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund's foreign custodial arrangements:

(a)        Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Fund's Assets with an Eligible Foreign Custodian, provided that the Delegate shall have determined that the Fund's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering factors relevant to the safekeeping of such assets including without limitation:

(i)  The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Eligible Securities Depository, the method of keeping custodial records, and the security and data protection practices;

(ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Assets;

(iii)	The Eligible Foreign Custodian's general reputation and standing; and

(iv)Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Delegate shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it.

(b)       Contract Administration.The Delegate shall cause the foreign custody arrangements with an Eligible Foreign Custodian to be governed by a written contract that the Delegate has determined will provide reasonable care for the Fund’s Assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

(i)  For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

(ii) That the Fund's Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

(iii) That beneficial ownership of the Fund's Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

(iv) That adequate records will be maintained identifying the Fund's Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

(v)  That the Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

(vi) That the Fund will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Assets.

Such contract may contain, in lieu of any or all of the provisions specified in this Section 3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Fund's Assets as the specified provisions, in their entirety.

(c)        Limitation to Delegated Selection.    Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Eligible Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7 of this Delegation Schedule.

4.         Monitoring. The Delegate shall establish a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Fund's Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of the Fund's Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of the contract governing the Fund's arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.

5.         Reporting.   At least annually and more frequently as mutually agreed between the parties, the Delegate shall provide to the Board written reports specifying placement of the Fund's Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report on any material changes to such foreign custody arrangements. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 of this Delegation Schedule only to the extent specifically agreed with respect to the particular situation.

6.         Withdrawal of Fund's Assets.           If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, Delegate shall withdraw the Fund's Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Fund's Assets or would materially impair the liquidity, value or other investment characteristics of the Fund's Assets, it shall be the duty of the Delegate to provide information promptly regarding the particular circumstances and to act only in accordance with Proper Instructions of the Fund or its investment advisor with respect to such liquidation or other withdrawal.

7.         Direction as to Eligible Foreign Custodian.   Notwithstanding this Delegation Schedule, the Fund, acting through its Board, its investment advisor or its other authorized representative, may direct the Delegate to place and maintain the Fund's Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Custodian will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as a Proper Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

8.         Standard of Care.     In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Fund's Assets would exercise.

9.          Representations.     The Delegate hereby represents and warrants that it is a U.S. Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

The Fund hereby represents and warrants that its Board of Directors/Trustees has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.

10.       Effectiveness; Termination.       This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th calendar day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11.       Notices.      Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12.       Definitions. Capitalized terms not otherwise defined in this Delegation Schedule have the following meanings:

a.	Country Risk - shall have the meaning set forth in Section 5.1(b) of the Custodian Agreement.

b.         Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f-5(a)(1) of the 1940 Act and shall also include a U.S. Bank.

c.         Fund's Assets - shall mean any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

d.	Proper Instructions - shall have the meaning set forth in the Custodian Agreement.

e.    Eligible Securities Depository - shall have the meaning set forth in Rule 17f-7 of the 1940 Act.

f.         Sovereign Risk - shall have the meaning set forth in Section 5.1(b) of the Custodian Agreement.

g .        U.S. Bank - shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act.

13.       Governing Law and Jurisdiction.      This Delegation Schedule shall be construed in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York, Maryland or the Commonwealth of Massachusetts or of the state courts of either such State or such Commonwealth.

14.       Fees.           Delegate shall perform its functions under this Delegation Schedule for the compensation determined under the Custodian Agreement.

15.       Integration.  This Delegation Schedule sets forth all of the Delegate's duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the Custodian Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document.

EACH REGISTERED INVESTMENT COMPANY

IDENTIFIED ON APPENDIX A ATTACHED

By:	/s/John Millette

Name:	John Millette

Title:	Secretary

BROWN BROTHERS HARRIMAN & CO.

By:	/s/James R. Kent

Name: James R. Kent

Title:	Managing Director